Exhibit 99.1

Ultratech Announces First Quarter 2012 Results

SAN JOSE, Calif.--(BUSINESS WIRE)--April 19, 2012--Ultratech, Inc. (Nasdaq: UTEK), today announced unaudited results for the three-month period ended March 31, 2012.

For the first quarter of fiscal 2012, Ultratech reported net sales of $49.6 million as compared to $47.4 million during the first quarter of fiscal 2011. Ultratech's net income for the first quarter of 2012 was $10.2 million, or $0.38 per share (diluted), as compared to net income of $7.9 million, or $0.30 per share (diluted) for the same quarter last year.

Arthur W. Zafiropoulo, Chairman and Chief Executive Officer, stated, “Ultratech again exceeded our initial expectations as strong demand continued for our technologically advanced products, which enable our customers to succeed in the three key business areas that we serve: advanced packaging, laser processing and high-brightness LED (HBLED) markets. In particular, our strong financial performance reflects increased momentum in the sales of our 28-nm laser annealing products and the benefits of increasing production capacity in our Singapore facility.”

“Our focus remains, as always, to deliver outstanding products and services to our customers around the world,” continued Zafiropoulo, “and to create long-term growth and value for our stockholders.”

At March 31, 2012, Ultratech had $239.1 million in cash, cash equivalents and short-term investments. Working capital was $294.9 million and stockholders' equity was $11.70 per share based on 26,208,656 total shares outstanding as of March 31, 2012.

Conference Call Information

The conference call will be broadcast live over the Internet beginning at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time on Thursday, April 19, 2012. To listen to the call over the internet or to obtain dial-in information for the call, please go to the investor relations section of the Ultratech website at http://ir.ultratech.com.

If you are unable to attend the live conference call, a replay will be available on Ultratech's website. If you do not have Internet access, a replay of the call will be available three hours after the conclusion of the call and run until 9:00 p.m. Pacific Time, April 26, 2012. You may access the telephone replay by dialing 800-406-7325 and entering access code: 4525973#.

Profile

Ultratech, Inc. (Nasdaq: UTEK) designs, manufactures and markets photolithography and laser processing equipment. Founded in 1979, the company's market-leading advanced lithography products deliver high throughput and production yields at a low, overall cost of ownership for bump packaging of integrated circuits and high-brightness LEDs (HBLEDs). A pioneer of laser processing, Ultratech developed laser spike anneal technology, which increases device yield, improves transistor performance and enables the progression of Moore's Law for 45-nm and below production of state-of-the-art consumer electronics. Visit Ultratech online at: www.ultratech.com.

Safe Harbor

Certain of the statements contained herein, which are not historical facts and which can generally be identified by words such as "anticipates," "expects," "thinks," "intends," "will," "could," "believes," "estimates," "continue," and similar expressions, are forward-looking statements under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, such as risks related to timing, delays, deferrals and cancellations of orders by customers, including as a result of semiconductor manufacturing capacity as well as our customers' financial condition and demand for semiconductors; demand for consumer devices; industry growth within the company's served markets; continued delivery of financial performance and value; cyclicality in the semiconductor and nanotechnology industries; our dependence on new product introductions and market acceptance of new products and enhanced versions of our existing products; lengthy sales cycles, including the timing of system installations and acceptances; quarterly revenue fluctuations; lengthy and costly development cycles for laser-processing and lithography technologies and applications; integration, development and associated expenses of the laser processing operation; general economic and financial market conditions including impact on capital spending, as well as difficulty in predicting changes in such conditions; rapid technological change and the importance of timely product introductions; customer concentration; pricing pressures and product discounts; high degree of industry competition; intellectual property matters; changes in pricing by us, our competitors or suppliers; international sales and operations; timing of new product announcements and releases by us or our competitors; ability to volume produce systems and meet customer requirements; sole or limited sources of supply; effect of capital market fluctuations on our investment portfolio; ability and resulting costs to attract or retain key personnel; dilutive effect of employee stock option grants on net income per share, which is largely dependent upon our achieving and maintaining profitability and the market price of our stock; mix of products sold; outcome of litigation; manufacturing variances and production levels; timing and degree of success of technologies licensed to outside parties; product concentration and lack of product revenue diversification; inventory obsolescence; asset impairment; changes to financial accounting standards; effects of certain anti-takeover provisions; future acquisitions; volatility of stock price; foreign government regulations and restrictions; business interruptions due to natural disasters or utility failures; environmental regulations; and any adverse effects of terrorist attacks in the United States or elsewhere, or government responses thereto, or military actions in Iraq, Afghanistan and elsewhere, on the economy, in general, or on our business in particular. Such risks and uncertainties are described in Ultratech's SEC reports including its Annual Report on Form 10-K filed for the year ended December 31, 2011. Due to these and additional factors, the statements, historical results and percentage relationships set forth herein are not necessarily indicative of the results of operations for any future period. These forward-looking statements are based on management's current beliefs and expectations, some or all of which may prove to be inaccurate, and which may change. We undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date of this release.

ULTRATECH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
	Mar 31,	Apr 2,
(In thousands, except per share amounts)	2012	2011
Total net sales*	$49,575	$47,379
Cost of sales:
Cost of products sold	18,051	20,059
Cost of services	3,125	3,611
Total cost of sales	21,176	23,670
Gross profit	28,399	23,709
Operating expenses:
Research, development and engineering	6,763	5,724
Selling, general, and administrative	10,381	9,819
Operating income	11,255	8,166
Interest expense	(3)	(6)
Interest and other income, net	128	7

Income before income taxes	11,380	8,167
Provision for income taxes	1,180	300

Net income	$10,200	$7,867
Earnings per share - basic:
Net income	0.39	$0.31
Number of shares used in per share calculations - basic	26,201	25,264
Earnings per share - diluted:
Net income	$0.38	$0.30
Number of shares used in per share calculations - diluted	27,023	26,169

* Systems sales	$40,614	$37,878
Parts sales	4,489	4,922
Service sales	4,072	4,454
License sales	400	125
Total sales	$49,575	$47,379

ULTRATECH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	Mar 31,	Dec 31,
(In thousands )	2012	2011*
ASSETS	(Unaudited)

Current assets:
Cash, cash equivalents and short-term investments	$239,060	$227,947
Accounts receivable	43,935	56,506
Inventories	50,689	41,285
Prepaid expenses and other current assets	5,077	6,848
Total current assets	338,761	332,586

Equipment and leasehold improvements, net	16,399	16,009
Other assets	5,374	4,853

Total assets	$360,534	$353,448

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable	$1,000	$1,000
Accounts payable	15,554	10,980
Deferred product and service income	10,674	14,953
Other current liabilities	16,682	22,373
Total current liabilities	43,910	49,306

Other liabilities	9,972	8,113

Stockholders' equity	306,652	296,029

Total liabilities and stockholders' equity	$360,534	$353,448

* The balance sheet as of December 31, 2011 has been derived from the audited financial statements as of that date.

(UTEK-F)

CONTACT:
Ultratech, Inc.
Bruce R. Wright, 408-321-8835
Senior Vice President and CFO
or
Laura Rebouché, 408-321-8835
Vice President of Investor Relations
Fax: 408-577-3379
lrebouche@ultratech.com
or
Investor Relations Agency:
The Blueshirt Group
Suzanne Craig, 415-217-4962
suzanne@blueshirtgroup.com
or
Melanie Friedman, 415-217-4964
melanie@blueshirtgroup.com